UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28323	98-0368586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 9th Avenue SE., Calgary Alberta	T2G 0T7
(Address of principal executive offices)	(Zip Code)

(403) 693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On June 11, 2010, Ms. Jacqueline Danforth, a Director and Chief Financial Officer and Secretary/Treasurer of Tire International Environmental Solutions Inc. (the “Company”), informed the Board of Directors of the Company that she was resigning from the Board of Directors  and as an officer effective immediately.  Ms. Danforth did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Certain Officers:

On June 11, 2010, Mr. Dean Petkanas, a director of the Company was appointed Chief Operating Officer, and Acting Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
June 28, 2010	By: /s/ Dean Petkanas
Dean Petkanas Chief Financial Officer